SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                 FORM 8-K

                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                                May 9, 1996
             Date of report (Date of earliest event reported)


                    GOLDEN TRIANGLE ROYALTY & OIL, INC.
           Exact Name of Registrant as Specified in Its Charter



          COLORADO                   25-1302097                0-8301
(State or other jurisdiction           (I.R.S.              Commission File
      of incorporation)                 EID #)                  Number


              8504 Sonoma Valley, N.E., Albuquerque, NM 87122
                  Address of Principal Executive Offices


                              (505) 856-5075
                       Registrants Telephone Number

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Item 2.   Acquisition or Disposition of Assets.

On May 9, 1996, Golden Triangle Royalty & Oil, Inc. (GTRO) entered into an agreement with TransTexas Gas Corporation (TransTexas) to acquire the Amando No. 1 salt water disposal well and all related fixtures and equipment, which includes the Salt Water Disposal Agreement between TransTexas and Amando, for $750,000. Of this total, $500,000 is to be paid in cash and $250,000 is to be paid by crediting GTRO's accounts receivable from TransTexas. (See Exhibit A "Assignment and Services Agreement" for more complete details.) GTRO intends to continue to use these assets for the disposal of salt water as they were being used by TransTexas.

GTRO's primary revenues are currently derived from its salt water disposal facilities in South Texas with revenues of $1,789,864 reported during 1995. This acquisition should add approximately $30,000-$40,000 per month in gross operating revenues for GTRO, and will add significantly to GTRO's asset base.



                            SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Golden Triangle Royalty & Oil, Inc.


By:        /s/ Ivan Webb
    Ivan Webb, Chief Financial Officer


Date:  May 21, 1996